Exhibit 99.1

reAlpha Tech Corp. Announces Financial Results for the Quarter Ended March 31, 2024

DUBLIN, Ohio, April 19, 2024 - reAlpha Tech Corp. (“reAlpha,” the “Company,” “us,” “we” or “our”) (Nasdaq: AIRE), a real estate technology company focused on developing, utilizing and commercializing real estate-focused artificial intelligence (“AI”) technologies, today reports financial results for the first quarter ended March 31, 2024.

“reAlpha made significant strides in the first quarter of 2024 with the commercial launch of our AI-powered platform, GENA,” said Giri Devanur, Chief Executive Officer of reAlpha. “This launch demonstrates our commitment to leveraging innovative AI technology to drive change in the real estate industry. We remain focused on executing our strategic initiatives, commercializing our technologies, and pursuing growth opportunities in the fragmented proptech space, which is ripe for innovation. We are excited about the path ahead and look forward to sharing our progress and developments in the coming quarters as we continue to capitalize on these opportunities,” concluded Mr. Devanur.

Financial Results

Revenues were $20,426 for the three months ended March 31, 2024, compared to $111,451 for the three months ended March 31, 2023. Our revenues consist of both the short-term rental revenue that we receive from our listed properties, if any, and platform services income that we receive directly from, or services related to, our technologies. The decrease in revenues during the period was attributable to lower rental revenue due to the disposal of our rental properties during and subsequent to fiscal year 2023 as a result of our business strategy shift to focus on the commercialization of our AI technologies, as well as lower platform services revenue as a result of the sale of myAlphie.

We had cash and cash equivalents of approximately $4.84 million as of March 31, 2024, and approximately $6.46 million as of December 31, 2023.

Net loss was $1,419,045 for the three months ended March 31, 2024, compared to $864,913 for the three months ended March 31, 2023. The increase in net loss during the period was mainly attributable to increases in wages, professional and legal fees, and amortization of a commitment fee in the form of equity.

Adjusted EBITDA was $(1,336,790) for the three months ended March 31, 2024, compared to $(775,098) for the three months ended March 31, 2023. The full reconciliation to Adjusted EBITDA is set forth below.

Explanatory Notes on Use of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with U.S. GAAP (“GAAP”), we believe “Adjusted EBITDA,” a “non-GAAP financial measure,” as such term is defined under the rules of the U.S. Securities and Exchange Commission (the “SEC”), is useful in evaluating our operating performance. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance. However, Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

We reconcile our non-GAAP financial measure of Adjusted EBITDA to our net income, adjusted to exclude interest expense, provision for (benefit from) income taxes, depreciation and amortization and certain charges or gains resulting from non-recurring events, if any. For the three months ended March 31, 2024 and March 31, 2023, we did not have any non-recurring events.

About reAlpha

reAlpha is a real estate technology company with a mission to shape the property technology, or “proptech,” market landscape through the commercialization of artificial intelligence technologies and strategic synergistic acquisitions that complement our business model. For more information about reAlpha, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements”. Any statements other than statements of historical fact contained herein, including statements as to future results of operations and financial position, planned acquisitions, business strategy and plans, objectives of management for future operations of reAlpha, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: whether reAlpha’s recent business strategy shift will be successful; reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to satisfy closing conditions for the acquisitions of Naamche, Inc. and Naamche, Inc. Pvt. Ltd. (collectively, “Naamche”); reAlpha’s ability to integrate the business of Naamche into its existing business and the anticipated demand for Naamche’s services; reAlpha’s ability to commercialize its developing AI-based technologies; the inability to maintain and strengthen reAlpha’s brand and reputation; any accidents or incidents involving cybersecurity breaches and incidents; the inability to accurately forecast demand for short-term rentals and AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; the inability of reAlpha to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against reAlpha; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in our SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact

investorrelations@realpha.com

REALPHA TECH CORP.

Condensed Consolidated Balance Sheet

March 31, 2024 (unaudited) and December 31, 2023

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current Assets
Cash	$4,838,146	$6,456,370
Accounts receivable	12,167	30,630
Prepaid expenses	217,303	242,795
Other current assets	672,287	670,499
Total current assets	5,739,903	7,400,294

Property and equipment, net	27,894	328,539

Other Assets
Investments	115,000	115,000
Other long-term assets	281,250	406,250
Intangible assets, net	933,532	997,962
Goodwill	17,337,739	17,337,739
Capitalized software development - work in progress	936,785	839,085
TOTAL ASSETS	$25,372,103	$27,424,869

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$433,612	$461,875
Related party payable	9,800	-
Other loans	118,809	190,095
Accrued expenses	520,142	817,114
Total current liabilities	1,082,363	1,469,084

Long-Term Liabilities
Deferred liabilities	1,000,000	1,000,000
Mortgage loans	-	247,000
Total liabilities	2,082,363	2,716,084

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Common stock ($0.001 par value; 200,000,000 shares authorized, 44,122,091 shares outstanding as of March 31, 2024; 200,000,000 shares authorized, 44,122,091 shares outstanding as of December 31, 2023)	44,123	44,123
Additional paid-in capital	36,899,497	36,899,497
Accumulated deficit	(13,656,865)	(12,237,885)
Total stockholders’ equity (deficit) of reAlpha Tech Corp.	23,286,755	24,705,735

Non-controlling interests in consolidated entities	2,985	3,050
Total stockholders’ equity (deficit)	23,289,740	24,708,785

TOTAL LIABILITIES AND STOCKOLDERS’ EQUITY	$25,372,103	$27,424,869

REALPHA TECH CORP.

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2024, and 2023 (unaudited)

	For the Three Months Ended	For the Three Months Ended
	March 31, 2024 (unaudited)	March 31, 2023 (unaudited)

Revenues	$20,426	$111,451
Cost of revenues	18,249	70,775
Gross Profit	2,177	40,676

Operating Expenses
Wages, benefits and payroll taxes	418,902	204,196
Repairs & maintenance	749	4,461
Utilities	1,663	5,173
Travel	46,964	41,961
Dues & subscriptions	12,360	20,038
Marketing & advertising	77,362	89,099
Professional & legal fees	468,725	325,161
Depreciation & amortization	71,453	48,003
Other operating expenses	211,497	96,476
Total operating expenses	1,309,675	834,568

Operating Loss	(1,307,498)	(793,892)

Other Income (Expense)
Interest income	357	544
Other income	31,392	90
Interest expense	(10,802)	(41,812)
Other expense	(132,494)	(29,843)
Total other income (expense)	(111,547)	(71,021)

Net Loss before income taxes	(1,419,045)	(864,913)
Income tax expense	-	-
Net Loss	$(1,419,045)	$(864,913)

Less: Net Loss Attributable to Non-Controlling Interests	(65)	(191)

Net Loss Attributable to Controlling Interests	$(1,418,980)	$(864,722)

Net loss per share — basic	$(0.03)	$(0.02)

Net loss per share — diluted	$(0.03)	$(0.02)

Weighted-average outstanding shares — basic	44,122,091	40,839,051

Weighted-average outstanding shares — diluted	44,122,091	40,839,051

REALPHA TECH CORP.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2024, and 2023 (unaudited)

	For the Three Months Ended	For the Three Months Ended
	March 31, 2024 (Unaudited)	March 31, 2023 (Unaudited)
Cash Flows from Operating Activities:
Net loss	$(1,419,045)	$(864,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	71,453	48,003
Non cash commitment fee expenses	125,000	-
Gain on sale of properties	(31,378)	-
Changes in operating assets and liabilities:
Accounts receivable	18,463	(2,972)
Payable to related parties	9,800	-
Prepaid expenses	25,492	23,563
Other current assets	(1,788)	(155,410)
Accounts payable	(28,263)	(553,142)
Accrued expenses	(296,972)	(81,047)
Total adjustments	(108,193)	(721,005)
Net cash used in operating activities	(1,527,238)	(1,585,918)

Cash Flows from Investing Activities:
Additions to property, plant & equipment	78,000	(12,926)
Cash paid to acquire business	-	(25,000)
Capitalized software development - work in progress	(97,700)	(101,047)
Net cash provided by (used in) investing activities	(19,700)	(138,973)

Cash Flows from Financing Activities:
Payments of debt	(71,286)	-
Proceeds from issuance of common stock	-	282,577
Net cash provided by (used in) financing activities	(71,286)	282,577

Net increase (decrease) in cash	(1,618,224)	(1,442,314)

Cash - Beginning of Period	6,456,370	2,989,782

Cash - End of Period	$4,838,146	$1,547,468

The following table provides a reconciliation of net income to Adjusted EBITDA:

	For the three Months Ended March 31,
	2024	2023
Net loss	(1,419,045)	(864,913)
Adjusted to exclude the following:	-	-
Depreciation and amortization	71,453	48,003
Interest expense	10,802	41,812
Adjusted EBITDA	$(1,336,790)	$(775,098)

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